UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              TAG-IT PACIFIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                             95-4654481
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


                       21900 BURBANK BOULEVARD, SUITE 270
                            WOODLAND HILLS, CALIFORNIA             91367
                     (Address of Principal Executive Offices)    (Zip Code)

            TAG-IT PACIFIC, INC. AMENDED AND RESTATED 1997 STOCK PLAN
                             (Full Title of the Plan)

                                   COLIN DYNE
                             CHIEF EXECUTIVE OFFICER
                              TAG-IT PACIFIC, INC.
                       21900 BURBANK BOULEVARD, SUITE 270
                        WOODLAND HILLS, CALIFORNIA 91367
                     (Name and Address of Agent for Service)

                                 (818) 444-4100
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                                ENCINO, CA 91436

                                CALCULATION OF REGISTRATION FEE
===============================================================================================
                                     Proposed Maximum    Proposed Maximum
Title of Securities  Amount To Be    Offering Price      Aggregate Offering   Amount Of
To Be Registered     Registered (1)  Per Share (2)       Price                Registration Fee
-------------------  --------------  ------------------  -------------------  -----------------

Common Stock                500,000  $             3.15  $         1,575,000  $             200
===============================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Amended and Restated 1997 Stock Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of securities to be offered or sold pursuant to the Amended and Restated 1997 Stock Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on October 11, 2004.

     PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE REGISTRANT HEREBY MAKES THE FOLLOWING STATEMENT:

     On April 16, 1998, Tag-It Pacific, Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-50267), and on October 21, 2003, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-109854) (together, the "Prior Registration Statements") relating to shares of Common Stock to be issued pursuant to the Tag-It Pacific, Inc. 1997 Stock Plan, as amended (the "Plan"). The Prior Registration Statements are currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statements relate and
(b) to be issued pursuant to the Plan. The contents of the Prior Registration Statements are incorporated herein by reference.

     THE  FOLLOWING  EXHIBITS  ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

     5.1  Opinion  of  Stubbs  Alderton  &  Markiles,  LLP.

     23.1 Consent  of  BDO  Seidman,  LLP

     23.2 Consent  of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 13th day of October, 2004.

                                             TAG-IT PACIFIC, INC.
                                             (Registrant)

                                             By:   /s/ Ronda Ferguson
                                                   -----------------------------
                                                   Ronda  Ferguson
                                                   Chief  Financial  Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Colin Dyne and Ronda Ferguson, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                   Title                            Date
---------                                   -----                            ----

                         Chairman of the Board of Directors
----------------------
Mark Dyne

  /s/ Colin Dyne         Chief Executive Officer and Director           October 13, 2004
----------------------
Colin Dyne

  /s/ Ronda Ferguson     Chief Financial Officer (Principal Financial   October 13, 2004
----------------------
Ronda Ferguson          and Accounting Officer)

                         Director
----------------------
Kevin Bermeister

  /s/ Michael Katz       Director                                       October 13, 2004
----------------------
Michael Katz

  /s/ Jonathan Burstein  Director and Vice President of Operations      October 13, 2004
----------------------
Jonathan Burstein

  /s/ Brent Cohen        Director                                       October 13, 2004
----------------------
Brent Cohen

                                  EXHIBIT INDEX


Exhibit No.                             Exhibit Description
-----------                             -------------------

5.1          Opinion of Stubbs Alderton & Markiles, LLP.

23.1         Consent of BDO Seidman, LLP.


23.2         Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).


24.1         Power of Attorney (included as part of the Signature Page of this Registration Statement).